Exhibit 10.20

LEASE

THIS INDENTURE OF LEASE dated as of the 6th day of December 2000, is made by and between One Clark Street North Andover LLC, a Massachusetts limited liability company with offices c/o Aries Property Company, LLC, 121 Middle Street, Portland, Maine 04101 (hereinafter called the “Landlord”) and Comfort Foods, Inc., a Massachusetts corporation with a place of business at 844 Woburn Street, Wilmington, MA 01887 (hereinafter called the “Tenant”).

WITNESSETH that for and in consideration of the rents herein reserved and the covenants and agreements herein contained and expressed and to be kept, performed and fulfilled, the parties agree as follows:

Section 1 - Premises. Landlord hereby demises and lets unto Tenant, and Tenant hereby leases from Landlord a portion of the building at TWENTY FIVE COMMERCE WAY, North Andover, Massachusetts (the “Building”), the leased premises is deemed to contain 49,018 square feet of space and being designated as Unit 5, and shown as the building space highlighted on Exhibit A annexed hereto (the “Premises”) and use, in common with others of such easements and appurtenances, necessary for access to the Premises (as defined herein). All of the land, buildings and improvements owned by Landlord in the vicinity of the Premises, including any additional buildings which may be hereafter constructed and all rights of way and easements appurtenant thereto are herein referred to as the “Property”.

(a) Landlord shall, at Landlord’s cost and expense, construct approximately 5,200 square feet of office space in the Premises in accordance with the floor plan attached hereto as Exhibit B-l. The office space shall be fully air conditioned. The Landlord’s work shall also include floor sealant in the manufacturing area and electric/gas upgrades for production equipment. The Landlord’s work shall be in accordance with the specifications on the attached Exhibit B (the “Landlord’s Work”) as long as the hard and soft cost of the Landlord’s Work does not exceed $334,349.00 based on $6.83 per square foot (as adjusted by Landlord’s architect’s measurements of the actual square footage). If such costs exceed $334,349.00, (based on a $6.83 per square foot allowance and a Premises of 49,018 square feet) Tenant shall pay the Landlord overage (the “Excess Cost”) within ten (10) days of being invoiced for the Excess Cost by Landlord. Landlord shall provide Tenant with the contractor’s proposed construction schedule including the proposed date of substantial completion and shall keep Tenant updated with respect to any changes in such construction schedule. Landlord presently expects that such proposed date of substantial completion will be on or before February 1, 2001. The date of substantial completion shall be the date upon which a temporary or permanent certificate of occupancy is issued with respect to the Premises (the “Commencement Date”). In the event that the Commencement Date is extended beyond March 15, 2001, for a reason other than the fault of or delay caused in whole or in part by the Tenant (or its agents, employees, or contractors) or Force Majeure (as defined in Section 37 below), the Landlord agrees to provide Tenant with one day of free base Rent for every 3 days of delay.

(b) During the course of the construction the Tenant shall have the right to request changes to the Project Plans relating to the interior of the Premises provided that (i) such changes do not adversely affect the portions of the Property other than the Premises, (ii) in the event that such changes shall increase the total cost of the Premises or the Property, the Tenant shall pay to Landlord any increased costs (direct or indirect) attributable to such changes and (iii) in the event that such changes delay the substantial completion of the Premises or the Property Landlord’s increased cost attributable to such changes shall include any lost rent caused by such delay. In addition, fifteen days prior to the Commencement Date, the Tenant shall have the right to concurrently perform Tenant’s Work provided that (i) Tenant shall coordinate the performance of Tenant’s Work with Landlord’s construction manager and heed the construction manager’s scheduling decisions and (ii) the performance of Tenant’s Work shall not adversely impact the performance of Landlord’s Work or the construction schedule for Landlord’s Work. In the event that conditions (i) or (ii) above are not met. Landlord shall have the right to revoke Tenant’s right to perform Tenant’s Work prior to substantial completion of Landlord’s Work

(c) Within thirty (30) days after the Commencement Date of this Lease the Tenant shall provide the Landlord with a “punch list” of any items of incomplete work or work that does not conform with the Project Plans relating to the Premises and Landlord shall cause its contractor to complete or correct such items within a reasonable time after receipt of such notice. Other than completion of such punch list items the Landlord shall not be responsible for any further work or improvements with respect to the Project except that Landlord shall, upon Tenant’s request, cause any items of defective work covered by contractor’s or manufacturer’s warranties or guaranties to be corrected pursuant to the terms of the applicable warranty or guaranty. Landlord shall only be responsible for performing the fit-up work described in the Project Plans, and all additional work necessary to make the Premises suitable for Tenant’s intended use thereof shall be performed by Tenant at its sole cost and expense and in accordance with Section 12 hereof.

Section 2 - Term. The term of this Lease shall be for a period of ten (10) years two months commencing on the earlier of (i) the date that Tenant enters into occupancy of the Premises or (ii) the date of substantial completion of the Premises and expiring on the last day of the month which includes the one hundred twenty second (122nd) month anniversary of said term Commencement Date.

Section 3 - Rent. During the original term Tenant shall pay to Landlord rent for the Premises monthly, in advance, on or before the first day of each month (prorated for any partial month) as follows (assuming the Commencement Date is February 1, 2001):

Period	Rent per square foot	Annual Rent		Monthly Rent
Lease Year 1	$6.50 NNN	$318,617.04	*	$26,551.42
Lease Years 2 & 3	$6.85 NNN	$335,773.32		$27,981.11
Lease Years 4, 5, 6 & 7	$7.10 NNN	$348,027.84		$29,002.32
Lease Year 8, 9 & 10 plus the additional two months after the end of the 10th Lease Year	$7.35 NNN	$360,282.36		$30,023.53

The Annual Rent and Monthly Rent shall be adjusted as applicable, based on Landlord’s architect’s as built measurement. Landlord shall advise Tenant in writing of substantial completion, which writing shall also set forth the square footage of the Premises, the rent, and the Commencement Dale. Said writing shall be binding on the parties, absent bad faith.

The foregoing rent amounts include $184,797.86 ($3.77 per square foot) in tenant improvement amortization over the standard tenant allowance of $2.00 per square foot (the “Excess Tenant Improvement Amortization Amount”) assuming these costs are amortized over years 2 through 10 at an interest rate of 10% per annum. Tenant will have the option, at any time during the lease, to prepay the remaining Excess Tenant Improvement Amortization Amount. After Tenant has made such payment, the rent shall be prospectively adjusted as follows: a) if payment is made in years 1 through 5, the annual Rent per Square Foot shall be prospectively adjusted to $6.50 per square foot, NNN, for the period beginning as of the first month after the payment and continuing through year 5 then increasing to $7.10 per square foot, NNN, for years 6 through 10, and, b) if payment is made in years 6 through 10, the annual Rent per Square Foot shall be prospectively adjusted to $7.10 per square foot, NNN for the period beginning as of the first month after the payment and continuing thereafter through year 10.

* The first three (3) months of base rent shall be forgiven in the first Lease Year. In addition, if and only if the Tenant has not then been released from its current Leasehold obligations in Wilmington, Massachusetts, for the five (5) months beginning on May 1, 2001 and ending on September 30, 2001, the Monthly Rent shall be reduced by $10,000 per month in each of said five (5) months during which the Tenant remains obligated to pay its full rent at the Wilmington, Massachusetts facility. Beginning on October 2001, no reductions in the Rent shall be permitted or in effect.

Section 4 - Additional Rent. Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share (as hereinafter defined) of all of the costs of the Property, which costs may include but shall not be limited to i) cleaning and maintenance of the common areas, ii) clearing and snow removal from parking area and access drives, iii) trash removal, iv) insurance carried by Landlord with respect to the Property, v) real estate taxes, vi) landscaping, vii) management fees, viii) repairs and maintenance of the buildings and improvements on the Property, ix) maintenance and other costs related to water, sewer, storm drainage and other utility service provided to the Property to the extent such utilities are not separately metered to the Premises and other tenant premises in the Property and x) other expenses as deemed necessary by Landlord. This lease is a triple net lease. The term “real estate taxes” as used in the paragraph shall be deemed to include all assessments, impositions and other governmental charges, ordinary and extraordinary, which may be levied, assessed or otherwise become a lien upon or charge against the Property. Additional rent will be in monthly installments, due with the monthly payments of the base rent, based on the budget provided by Landlord to Tenant. During calendar year 2000 such budgeted monthly installments shall be at the annual rate of $1.80 per square foot. Landlord shall reconcile actual costs and expenses with the budget figures at least annually and make appropriate adjustments with Tenant. As part of such annual reconciliation, the Landlord shall provide Tenant with a statement of actual costs and expenses, which statement shall be deemed accurate by Tenant unless Landlord receives written objection from Tenant within sixty (60) days of receipt by Tenant of such statement.

For the purposes of this Lease, Tenant’s Proportionate Share is the product of the area of the Premises divided by the leasable area of all buildings on the Property. At the time of signing of this Lease, such Tenant’s Proportionate Share is expected to be twenty seven and seventy one hundredths percent (27.71%), based on 49,018 square feet divided by 176,916 square feet.

Section 5 - Payment of Rent and Late Charges. Payments due under Sections 3 and 4 above shall be made at Landlord’s office at the address set forth in Section 30, or such other place as Landlord may designate in writing, on or before the first of each month. If the payment is not received by Landlord on the first day of each month, Landlord shall be entitled to, and Tenant shall pay to Landlord a late fee equal to five percent (5%) of the late payments and if payment is not received by the 10th of the month, it shall bear interest from the first of the month at the prime rate published in the Wall Street Journal, as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. All payments under this Lease shall be paid to Landlord without notice or demand, and without abatement, deduction, counterclaim or set-off.

Section 6 - Security Deposit. Simultaneously with the execution of this Lease, Tenant has deposited the sum of Twenty Six Thousand Five Hundred Fifty One and 42/100 Dollars ($26,551.42) (the “Deposit”) with Landlord as security for the full and faithful performance by Tenant of all of the terms and conditions of this Lease required to be paid or performed by Tenant. Landlord may apply any portion of the Deposit for the payment of any payments of rent, additional rent or sums due to Landlord hereunder for which Tenant is in default, to discharge any liens which Tenant fails to discharge as required by Section 12 and Section 17 and for any damages to the Premises (excluding reasonable wear and tear) caused by any affirmative or negligent act by Tenant, its employees, servants or invitees. Promptly following any application of the Deposit, Tenant shall pay to Landlord an amount needed to restore the Deposit to its original amount. Upon the expiration of this Lease and Tenant’s vacating of the Premises, Landlord shall return the Deposit to Tenant less any amounts applied by Landlord to said rent or damages within 60 days.

Section 7 - Taxes and Assessments. Landlord shall pay and discharge all real estate taxes and levies, and charges and governmental impositions, duties and charges of like kind and nature, which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the Building and the Property, subject to Tenant making the payments of Additional Rent as required in Section 4 above. Landlord shall, upon written request by Tenant, provide the Tenant with a copy of the Landlord’s latest real estate tax bill on the Property. If the Landlord contests real estate tax bills with the municipality and obtains an abatement, the Tenant shall be entitled to receive its pro-rata share of the abatement after Landlord deducts from such abatement all costs and expenses incurred by Landlord, including its attorneys’ fees, in obtaining the abatement. Tenant shall pay all personal property taxes and other governmental impositions on its personal property and fixtures located at the Premises.

Section 8 - Quiet Enjoyment. Landlord shall put Tenant in possession of the Premises at the Commencement of the term hereof, and Tenant, upon paying the rent and observing the other covenants and conditions herein upon its part to be observed, shall peaceably and quietly hold and enjoy the Premises without hindrance by, from or through Landlord, subject to the terms of this Lease.

Section 9 - Signs. Tenant shall not install or alter any exterior signs on the Premises without the prior written approval of Landlord. Any signs shall be in compliance with all federal, state and local laws and ordinances and shall conform with a uniform sign policy which Landlord may establish with respect to the Property. Tenant shall maintain a sign identifying the name of its business in a location designated by Landlord at the Premises.

Section 10 - Repairs, (a) Tenant shall, at its own expense, be responsible for all maintenance and repairs to the Premises, including, without limitation, light bulbs, ballasts, the heating, ventilating and air conditioning systems, electrical systems and lighting, plumbing fixtures, windows and doors, loading docks and doors, sprinkler and alarm systems exclusively serving the Premises, and for all interior painting desired by Tenant and for the replacement of broken glass within the Premises (which includes the exterior windows). Tenant shall employ suitable contractors (approved by Landlord) to perform maintenance of all such systems, including without limitation, said heating, ventilating and air conditioning systems, sprinkler system and alarm system. Tenant shall also promptly make any repairs lawfully required by any public authority as a result of changes in statutes or regulations which become effective subsequent to the beginning of the term of this Lease and which repairs are required because of the nature of the occupancy of the Premises by Tenant or the manner in which it conducts its business therein. At the expiration of this Lease or earlier termination hereof for any cause herein provided for, Tenant shall deliver up the Premises to Landlord broom clean and in the same sanitary and attractive condition and state of repair as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted.

(b) Landlord shall perform the following items, which items shall be included as additional rent as operating expenses: roof repairs, inspection and testing of the fire protection system, repairs to common plumbing lines and common area electrical systems.

(c) The following will be performed by Landlord at its cost and expense and not included as additional rent: roof replacements, HVAC replacements and structural repairs (unless such costs are incurred because of the act or negligence of Tenant.)

In the event Tenant fails to make promptly any repairs required of Tenant hereunder, or fails to perform any of its other obligations, Landlord may, at its option, if such failure continues for more than five (5) days after Landlord has provided notice to Tenant, make such repairs or perform such obligations to Tenant’s account and the cost thereof will become an obligation of Tenant under this Lease, payable within thirty (30) days of demand and any such amount shall bear interest at the prime rate published in the Wall Street Journal plus 10% per annum, as may from time to time be determined, from the date of demand.

Section 11 - Landlord’s Maintenance. Landlord shall be responsible for structural maintenance (roof replacement, foundation repair and exterior wall repair) of the Building. Non-capital expenditures relating to such maintenance may be included in the costs described in clause (viii) of Section 4. The parties acknowledge that it is their intention that this Lease shall otherwise be an absolute net lease, so-called, and that Tenant has responsibility for all non-structural maintenance and repair to the Premises, together with payment of all reasonable costs and expense associated with the Premises excepting only any responsibility specifically accepted by Landlord hereunder.

Section 12 - Alterations and Additions. Tenant shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided Landlord consents thereto in writing, which consent shall not be unreasonably withheld or delayed. Tenant shall not make any penetrations of the roof or exterior wall except for roof penetrations at a location approved by Landlord and performed by a contractor approved by Landlord. Landlord may require satisfactory evidence of available financing for any such alterations or additions. All such allowed alterations shall be at Tenant’s expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of Landlord at the termination of occupancy as provided herein. Landlord reserves the right to require that Tenant demolish and remove, at Tenant’s sole expense, any alterations or improvements made by Tenant. Such demolition and removal will be completed prior to Tenant vacating the premises upon the expiration or termination of this Lease. Tenant shall provide the Landlord with plans and specifications for all alterations and will provide Landlord with bi-weekly lien waivers from all materialmen, contractors and subcontractors.

Section 13 - Machinery, Equipment and Trade Fixtures. Tenant agrees that it shall not install any machinery, equipment, trade fixtures or appurtenances thereto in the Premises which cannot be removed from the Premises without damage to the Premises. Tenant agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Premises by Tenant, or by any employee, agent or subcontractor of Tenant, or by any subtenant of Tenant, which may be removed from the Premises without substantial damage to the Premises, and (b) all furniture, furnishings and movable trade fixtures installed in the Premises, shall be deemed to remain personal property of Tenant and that all such machinery, equipment, appurtenances, furniture and movable trade fixtures of Tenant or of any employee, agent or subcontractor or subtenant of Tenant, must be removed, prior to the expiration of this Lease or its earlier termination for any cause herein provided for. Tenant shall repair any damage occasioned by such removal and shall restore the Premises to its condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. Any such property which is required to be removed pursuant to the provisions hereof and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Premises by Landlord and stored for the account of Tenant: and if Tenant shall fail to reclaim such property within sixty (60) days following such expiration or earlier termination of this Lease, such property shall be deemed to have been abandoned by Tenant and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord all reasonable costs incurred by Landlord in removing, storing, selling, destroying or otherwise disposing of any such property.

Section 14 - Utilities, Cleaning and Trash Removal. Tenant shall make arrangements for, and shall pay when due all charges for (i) all utilities, including but not limited to gas, electricity, heat, power, telephone (ii) cleaning and janitorial services for the interior of the Premises, (iii) trash removal services for all wastes from the Premises and (iv) any other services supplied to Tenant at the Premises, and shall hold and save Landlord harmless from any expense or liability connected therewith. Landlord shall be under no responsibility to supply either heat or hot water to the Premises at any time whatsoever. Landlord will provide utility connections up to the premises. In no event shall Landlord be responsible or liable to Tenant or anyone claiming under Tenant for failure or cessation of supply of any utilities.

Section 15 - Use of the Premises.

(a) The Premises shall be used for roasting, flavoring, packaging, warehousing and distribution of coffee, cocoa, and tea and the warehousing and distribution of other food products and food product equipment and related administrative uses, and for no other purposes. In its use of the Premises, Tenant shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinance of the Town of North Andover, Massachusetts, as now in effect or as hereafter amended.

(b) Tenant shall not injure or deface, or commit waste with respect to the Premises, nor occupy or use the Premises in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority including Boards of Fire Underwriters. Tenant shall, immediately upon the discovery of any unlawful, illegal, disreputable or extra hazardous use, take all necessary steps to discontinue such use. Without limiting the foregoing, Tenant acknowledges that the operation or storage of motor vehicles within the Premises is an extra hazardous use and is therefore prohibited. Tenant shall pay all extra insurance premiums which may be caused by the use which Tenant may make of the Premises. Tenant shall not operate any roasting machines in the Premises unless “after burners” have been installed and are in use on such machines and are functioning such that the emissions from the roasting machines are not an annoyance or nuisance to other tenants or occupants on the Property, in the industrial park of which the Property is a part or the neighborhoods adjacent to such industrial park.

(c) Tenant shall procure all licenses or permits required by any use of the Premises by Tenant.

(d) Tenant’s use of the access roads, parking areas and loading areas on the Property shall be subject to any reasonable rules or regulations which may be established from time to time by Landlord. Tenant shall not park storage trailers or store any items of its property on said exterior common areas.

(e) Tenant shall not permit any employee, servant, invitee or visitor of Tenant to violate the covenants or obligations of Tenant hereunder.

Section 16- Subleasing - Assignment.

(a) Tenant shall not, without the prior written consent of Landlord, assign this Lease in whole or in part, sublet the Premises or any portion thereof or mortgage, pledge or encumber its leasehold interest hereunder. With respect to a sublet, the Landlord’s consent will not be unreasonably withheld. Any request for such consent shall be accompanied with reasonably detailed information regarding the creditworthiness and business experience of the proposed assignee or subtenant. Tenant shall reimburse Landlord for its reasonable legal fees incurred in connection with any such consent requested by Tenant. In the event of such assignment or sublease, Tenant shall remain liable to Landlord for all the rentals called for under the terms of this Lease and for the performance of all covenants herein to be performed by Tenant.

(b) It is agreed that if Landlord shall consent to such assignment or subletting, and Tenant shall thereupon assign this Lease or sublet all or any portion of the Premises, then and in that event Tenant shall pay to Landlord, as additional rent, (i) in the event of an assignment, the amount fifty percent (50%)of all monies, if any, which the assignee has agreed to and does pay to Tenant in consideration of the making of such assignment less however all out of pocket costs actually incurred by Tenant in connection with the making of such assignment, including but not limited to any brokerage fees, advertising and alteration costs; and (ii) in the event of a subletting, fifty percent (50%) the amount, if any, by which the fixed base rent plus additional rent payable by the subtenant to Tenant shall exceed the fixed base rent plus additional rent allocable to that part of the Premises affected by such sublease pursuant to the provisions of this Lease, plus the amounts, if any, payable by such subtenant to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting.

(c) Notwithstanding anything in this section 16 to the contrary, Tenant shall have the right to assign or sublet this Lease to any entity controlled by, or under common control with, Tenant, after notice to Landlord but without the consent of Landlord, provided that Tenant shall remain fully liable for all obligations hereunder.

Landlord shall have the right to assign this Lease or any of the rights and benefits accruing to it thereunder.

Section 17 - Mechanic’s Liens. In the event of the filing in the Essex North District Registry of Deeds of any notice of a builder’s, supplier’s or mechanic’s lien on the Premises arising out of any work performed by or on behalf of Tenant, Tenant shall cause said lien to be released and discharged without delay.

Section 18 - Liability. (a) Subject to the provisions of Subsections 18(b) and 18 (c) below, and except for injury or damage caused by the willful or negligent act of Landlord, its servants or agents. Landlord shall not be liable for any injury or damage to any person happening on or about the Premises or for any injury or damage to the Premises or to any property of Tenant or to any property of any third person, firm, association or corporation on or about the Premises. Tenant shall, except for injury or damage caused as aforesaid, indemnify and save Landlord harmless from and against any and all liability and damages, costs and expenses, including reasonable counsel fees, and from and against any and all suits, claims and demands of any kind or nature, by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises or the installation of any property therein or the removal of any property therefrom.

(b) Tenant agrees to look solely to Landlord’s interest in the Property for recovering of any judgment or claim against Landlord. It is understood and agreed that all covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to breaches during Landlord’s and Landlord’s successors’ respective ownership of Landlord’s interest hereunder. In no event shall Landlord ever be liable to Tenant for any indirect, special, or consequential damages suffered by Tenant or any other party from whatever cause.

(c) To the extent that such event is a covered event by Landlord’s comprehensive liability insurance on the Property, as such policy is described in Section 33(g) below, and limited to any award obtained from such insurance policy. Landlord shall, except for injury or damage caused in whole or in part by the willful or negligent act of Tenant, its servants, agents, employees, or contractors, indemnify and save Tenant harmless from and against any and all liability and damages, costs and expenses, including reasonable counsel fees, and from suits, claims and demands of any kind or nature, by and behalf of any person, firm, association, corporation, arising out of or based on any incident, occurrence, injury or damage caused by Landlord’s willful or negligent act.

Section 19 - Liability Insurance. Tenant shall throughout the term hereof procure and carry, at its expense, comprehensive liability insurance on the Premises with an insurance company authorized to do business in Massachusetts and acceptable to Landlord. Such insurance shall be carried in the name of and for the benefit of Tenant and Landlord; shall be written on an “occurrence” basis; and shall provide coverage of at least $2,000,000.00 in case of death of or injury to one person; at least $3,000,000.00 in case of death of or injury to more than one person in the same occurrence; and at least $ 1,000,000.00 in case of loss, destruction or damage to property. Tenant shall also maintain workers’ compensation insurance and commercial automobile insurance as required by applicable law. Tenant shall furnish to Landlord a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least thirty (30) days’ written notice to Landlord.

Section 20 - Fire and Extended Coverage Insurance. Landlord shall procure and continue in force during the term hereof fire and extended coverage insurance on the building containing the Premises. Tenant shall procure and continue in force during the term hereof, fire and extended coverage insurance on any and all personal property and fixtures of Tenant which are situated in the Premises.

All insurance policies carried by either party covering the demised premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. Each of the parties hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under such insurance policies not containing such subrogation waivers.

Section 21 - Condemnation, Destruction or Damage.

(a) If the Premises, or any material portion thereof, are taken by eminent domain, or condemned for public use, this Lease may be terminated by either party, and any and all awards for such taking shall be the exclusive property of Landlord. Nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business or depreciation to, damage to, or cost of removal of, equipment and other personal property belonging to Tenant, provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award or the award to any mortgagee.

(b) In the event that the building of which the Premises are a part shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot be accomplished within a period of sixty (60) days from the date of such destruction or damage, this Lease shall terminate at the election of Landlord and each party shall be relieved of any further obligation to the other, except that Tenant shall be liable for and shall promptly pay Landlord any rent then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any rent paid in advance. In the event the premises shall be so damaged that repairs and restoration can be accomplished within a period of sixty (60) days from the date of such destruction or damage or if Landlord does not elect to terminate this Lease, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by Landlord and Tenant, be performed promptly by Landlord as closely as practicable to the condition which existed as of the date of the damage (utilizing therefor the proceeds of the insurance applicable thereto), and until such repairs and restoration have been accomplished, a portion of the rent shall abate equal to the proportion of the Premises rendered unusable by the damage. Landlord’s obligation to restore shall not extend to any of Tenant’s personal property or trade fixtures or to any alterations, improvements or additions made by Tenant, the restoration of which will be Tenant’s obligation. It is understood that Landlord’s obligation to restore, replace or rebuild shall not exceed in amount the sum of the insurance proceeds paid to it and/or released to it by any mortgagee with which settlement was made. Tenant agrees to execute and deliver to Landlord all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Landlord by the damage.

(c) If the destruction or damage to the Premises has not been substantially restored or repaired within one hundred eighty (180) days after the Landlord has received its insurance award, the Tenant may elect to terminate this Lease upon notice to the Landlord: provided that the Tenant shall not have the right to terminate if the destruction or damage has been substantially restored or repaired prior to the date of Tenant’s notification.

Section 22 - Repossession by Landlord. At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the Premises and deliver possession of the same to Landlord.

Section 23 - Mortgage Lien. Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of (1) any mortgage constituting a lien of the Property, or any part thereof, at the date hereof, (2) the lien of any mortgage hereafter executed to a bank, trust company or other recognized lending institution to provide permanent financing or refinancing of the land and improvements containing the Premises, and (3) any renewal, modification, consolidation or extension of any mortgage referred to in clause (1) and (2). Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord without any expense to Tenant, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to the lien of a mortgage referred to in (2) or (3) of the preceding sentence as a condition precedent to the effectiveness of this Lease. Landlord agrees to provide Tenant with a Non Disturbance Agreement from its lender.

Section 24 - Environmental Matters.

(a) Tenant represents and warrants that it shall not use the Premises for the Storage, Treatment or Disposal of Hazardous Wastes, except in full compliance with all applicable laws, regulations and requirements of Governmental Authorities (as hereinafter defined). For the purposes of this Lease, the terms Hazardous Waste, Storage, Treatment and Disposal are defined by cumulative reference to the following sources, as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC §6901 et seq (RCRA); (2) EPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (3) Chapter 21C and 21E of the Massachusetts General Laws; and regulations promulgated thereunder by any agency or department of the Commonwealth of Massachusetts. Promptly, upon the request of Landlord, Tenant shall provide Landlord with a list of all Hazardous Materials generated, stored, treated, or used on the Premises.

(b) As used in this Section, the term “Hazardous Material” shall mean any substance, water or material which has been determined by any state, federal or local government authority to be capable of posing a risk of injury to health, safety and property, including, but not limited to, all of those materials, wastes and substances designated as hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Labor, the U.S. Department of Transportation, and/or any other governmental agency, federal, state, or local, now or hereafter authorized to regulate materials and substances in the environment (collectively “Governmental Authority(ies)”).

(c) Tenant agrees to take responsibility for any remedial action required by Government Authorities having jurisdiction regarding any Hazardous Material or Hazardous Waste owned, controlled, used or manufactured by Tenant, or for which Tenant is otherwise legally responsible. Tenant shall pay all costs in connection with any such investigation or remedial activity including, without limitation, all installation, operation, maintenance, testing, and monitoring costs, all power and utility costs and any and all pumping taxes or fees that may be applicable to Tenant’s activities. Tenant shall perform all such work in a good, safe and workmanlike manner, in compliance with all laws and regulations thereto, and shall diligently pursue any required investigation and remedial activity until Tenant is allowed to terminate these activities by those Government Authorities having jurisdiction.

(d) Tenant shall conduct any testing, monitoring, reporting and remedial activities in connection with the Premises in a good, safe and workmanlike manner, and in compliance with all laws and regulations applicable thereto. Tenant shall promptly provide Landlord with copies of any testing results and reports that are generated in connection with Tenant’s activities and that are submitted to any Government Authority.

(e) Tenant shall indemnify, hold harmless, and defend Landlord, its officers, members, employees and agents (collectively “Indemnitees”) against all claims, demands, losses, liabilities, costs and expenses, including attorneys’ fees, (collectively “Liabilities”) imposed upon or accruing against Indemnitees as actual and direct costs of investigatory or remedial action required by any Government Authority having jurisdiction or as damages to third persons for personal injury or property damage arising from the existence of Hazardous Material or Hazardous Waste referred to in subparagraph (c). Such Liabilities shall include, without limitation: (i) injury or death to any person, (ii) damage to or loss of use of any other property, (iii) the cost of any demolition and rebuilding of the improvements containing the Premises, repair, or remediation and the preparation of any closure or other activity required by any Governmental Authority, (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material or Hazardous Waste referred to in subparagraph (c), on, from or under the land and building containing the Premises and (v) the imposition of any liens on the land and building containing the Premises arising from Tenant’s activities on or about the Premises or from the existence of Hazardous Material or Hazardous Waste referred to in subparagraph (c).

(f) Tenant shall have no responsibility for Hazardous Waste or Hazardous Materials existing on the Premises on the date that Tenant first takes occupancy of the Premises or for such Hazardous Waste or Hazardous materials deposited by Landlord or any other tenant; except that Tenant shall be responsible for any costs and expenses incurred by or assessed against Landlord which result from Tenant’s activities or from aggravation of such preexisting or future conditions during the tenancy of Tenant.

(g) Tenant shall use its best efforts (including payment of money) not to cause or suffer any lien to be recorded against the land and building containing the Premises as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material or Hazardous Waste in or about the Premises, including any mechanics’ liens and any so-called state, federal or local “superfund” lien relating to such matters.

Section 25 - Americans With Disabilities Act. Landlord warrants that upon the Commencement Date, the Premises will comply with all applicable codes, including the ADA (as defined below) and OSHA. After the Commencement Date, Tenant shall comply with all applicable provisions of the Americans with Disabilities Act of 1990 (“ADA”) and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

Section 26 - Default. In the event (i) any installment of rent or additional rent shall not be paid within five (5) days after notice to the Tenant that the same is due and payable: or (ii) Tenant defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for ten (10) days, after written notice thereof has been given to Tenant by Landlord; provided, however, the Tenant shall not be in terminable default if such non monetary default is incapable of being remedied within the ten (10) day period, and, if Tenant has commenced a cure within said ten (10) day period and thereafter prosecutes the cure diligently to completion, or (iii) Tenant makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for Tenant of any substantial part of its property, commences any proceeding relating to Tenant or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Tenant by any act indicates its consent to, or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Tenant of any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, then in any of such events. Landlord may immediately or at any time thereafter and without demand terminate this Lease by written notice to Tenant thereof or, without demand or notice enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove their effects forcibly, if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Upon such termination notice or entry this Lease shall terminate, and Tenant covenants that, in case of such termination by reason of the default of Tenant, Tenant shall remain and continue liable to Landlord in an amount equal to the total rent reserved for the balance of the term hereof plus all additional rent reserved for the balance of the term hereof less the net amounts (after deducting the expenses of repair, renovation or demolition and attorneys fees and leasing commissions) which Landlord realizes from the reletting of the Premises. As used in this Section, the term “additional rent” means the obligations of Tenant under Section 4 and the value of all considerations other than rent agreed to be paid or performed by Tenant hereunder, including, without limiting the generality of the foregoing, taxes, assessments and insurance premiums. Landlord shall have the right from time to time to relet the Premises upon such terms as it may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, Tenant agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease, or the term hereof, would have expired had there been no default by Tenant, or no such termination or cancellation. Tenant expressly waives service of any notice of intention to reenter and waives any and all right to recover or regain possession of the Premises, or to reinstate or redeem this Lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by. Tenant the maximum allowed by any statute or rule of law at the time in effect. The Landlord agrees to use reasonable efforts to mitigate the Tenant’s damages in the event that the Tenant defaults in its monetary obligations hereunder.

Section 27 - Expense Reimbursement. In addition to any other remedies Landlord may have at law or equity and/or under the Lease, Tenant shall pay upon demand all of Landlord’s costs, charges and reasonable expenses, including reasonable attorney fees and court costs, incurred in connection with the successful recovery of sums due under this Lease, or the successful enforcement of any provisions of this Lease.

Section 28 - Access to Premises. Landlord or its representatives shall have free access to the Premises at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the Premises to prospective purchasers or Tenants, or for the purpose of making repairs which Landlord is obligated to make hereunder or which Tenant is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon Landlord any obligation to make repairs. Landlord also reserves the right to alter, change, close or limit access to any portion of the common areas on the Property or to designate portions of such common areas for use by a single Tenant of the Property.

Section 29 - Holding Over. Except for mutual consent by Landlord and Tenant, any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one hundred fifty percent (150%) of the rent and additional rent herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

Section 30 - Notices. Any written notice, request or demand required or permitted by this Lease shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified or registered first class mail, postage prepaid, return receipt requested, or by prepaid overnight delivery service, telecopy, or telegram (with messenger delivery specified) and shall be deemed given on the day that such writing is received by the party to whom it is sent, and addressed (if notice is given by mail) as follows:

If to Landlord: One Clark Street North Andover LLC c/o Aries Property Company, LLC 121 Middle Street, Suite 200 Portland, Maine 04101 Attn.: Mr. Brian A. Gagne	With a Copy to: Bernstein, Shur, Sawyer & Nelson 100 Middle Street P.O. Box 9729 Portland, Maine 04104-5029 Attn: Charles E. Miller, Esquire

If to Tenant:	With a Facsimile Copy only to:
Comfort Foods. Inc.	Law Offices of John M. Cunningham, Esq
25 Commerce Way, Unit 5	2 Kent street
North Andover, MA 01845	Concord, NH 03301
Attn: Michael Sullivan, CEO

Section 31 - Succession. This Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto. This section shall not be construed to give Tenant the right to assign this Lease which shall be governed by section 16.

Section 32 - Waiver. Any consent, expressed or implied, by either party to any breach by the other party of any covenant or condition of this Lease shall not constitute a waiver of any prior or succeeding breach of the same or any other covenant or condition of this Lease. Acceptance by Landlord of rent or other payment with knowledge of a breach of or default under any term hereof by Tenant shall not constitute a waiver by Landlord of such breach or default. This Lease shall not be modified or canceled except by writing executed by Landlord and Tenant.

Section 33 - Representations. Except as specifically set forth below, no representations of any kind or nature concerning the Premises or any part thereof not contained herein have been made to Tenant either before or at the time of the execution of this Lease. The Landlord represents and warrants the following:

(a)	The Landlord is a Massachusetts Limited Liability Company, and duly formed and existing under the laws of Massachusetts;

(b)	Brian L. Gagne, the Manager of Aries Property Company, LLC is duly authorized to execute the Lease on behalf of the Landlord, and, upon his execution, the Lease will be binding on the Landlord in accordance with its terms, subject to applicable laws and ordinances.

(c)	Once the Lease has been approved by Landlord’s lender(s), the Landlord shall not be prevented from entering into or performing its obligations under the Lease by agreement with any third party or judicial decree.

(d)	The Landlord holds fee title to the Property subject to mortgages and other encumbrances of record.

(e)	Upon commencement of the Lease, the Landlord shall be in substantial compliance with applicable federal, state and local laws, regulations, and ordinances relating to the Property.

(f)	Upon commencement of the Lease, the Landlord shall be current on such governmental property taxes and assessments then due and payable.

(g)	Throughout the term of the Lease, the Landlord shall maintain comprehensive liability insurance on the Property with an insurance company authorized to do business in Massachusetts providing coverage of at least $2,(MX),000 in case of death or injury to one person; at least $2,000,000 in case of death or injury to more than one person in the same occurrence: and at least $500,000 in case of loss, destruction or damage to property.

Section 34 - Brokerage. The parties represent and warrant to each other that they had no contact with any real estate broker, salesman or finder in connection with the transaction resulting in this Lease other than Cushman & Wakefield, whose commission will be paid by Landlord pursuant to a separate agreement among the Parties. Tenant shall indemnify and hold Landlord and Cushman & Wakefield harmless from any claims by parties other than Cushman & Wakefield for commissions due with respect to this Lease, such indemnification to include attorneys’ fees and incurred in connection with defending any such claims.

Section 35 - Governing Law. This Lease shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

Section 36 - Jury Trial Waiver. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TENANT, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS HEREBY KNOWINGLY, WILLINGLY, AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TENANT MAY HAVE TO A TRIAL BY JURY IN ANY EVICTION ACTION OR ANY OTHER PROCEEDING BROUGHT BY LANDLORD, OR LANDLORD’S SUCCESSORS AND/OR ASSIGNS BASED UPON OR RELATED TO THE PROVISIONS OF THIS LEASE.

Section 37 - Force Majeure. With respect to any services, including, without limitation, electric current or water to be furnished by Landlord to Tenant, or obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when ( and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or perform such obligations or because of war or other emergency, or for any cause beyond Landlord’s obligations or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees, invitees or any perform claiming by, through or under Tenant.

Section 38 - Invalidity of Particular Provisions. If any term or provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39 - Recording. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Section 40 - Status Report. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will within ten (10) days furnish to Landlord, or the holder of any mortgage encumbering the Premises, as the case may be, a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

Section 41 - Option to Extend. Subject to the terms and conditions in this Section 41, Tenant shall have the option to extend the term of this Lease for a period of five (5) years commencing on the expiration of the original term, upon all the terms and conditions of this Lease except for this provision relating to extension of the term, which may only be exercised once. Base Rent during the extended term shall be at the then current market rate, as determined below but in no event lower than the highest annual rent per square foot rate scheduled to be in effect during the last year of the original term. Tenant may exercise its option to extend only if Tenant (i) is not then in default in performance or observance of any term or condition of this Lease, and (ii) is occupying the entire Premises subject to this Lease, and (iii) has neither sublet nor assigned any interest in this Lease or in the Premises to any party. Tenant may exercise its said option only by delivering notice of its intent to extend the term hereof to Landlord at least one (1) year in advance of the expiration of the original term, but no more than eighteen (18) months prior to the expiration of the original term, failing which said option shall utterly expire, time being of the essence. Within thirty (30) days after the Tenant’s exercise of its option. Landlord shall furnish Tenant in writing with notice of Landlord’s determination of the amount of Base Rent for the extended term. Within thirty (30) days after the date of Landlord’s said notice of the amount of Base Rent Tenant may either accept Landlord’s determination or elect to determine the current market rate by appraisal. If Tenant elects appraisal, each of the parties shall, within thirty (30) days thereafter, select an appraiser, each of whom shall have at least five (5) years of experience in appraising commercial properties in the greater Boston area, and the two appraisers shall together select a third appraiser similarly qualified. The three appraisers together shall attempt to agree on the current market rate of Base Rent for the extended term, failing a unanimous decision, may determine such figure by majority vote. Landlord and Tenant shall share equally the charges for the appraisers for their work performed pursuant to this paragraph unless the current market rate so determined by appraisal is equal to or greater than the Base Rent originally determined by Landlord, in which case all appraisal costs shall be paid by Tenant. Following the exercise by Tenant of its option to extend the term hereof, all references in this Lease to the term hereof, or expressions of similar import, shall be deemed to refer to the term as so extended.

Section 42 - Miscellaneous Matters. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Employees or agents of Landlord or Tenant have no authority to make or agree to make a Lease or any other agreement or undertaking in connection herewith. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and supersede all written and oral agreements relating to this Lease and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, trustees, receivers, legal representatives, successors and assigns of the said parties; and if there shall be more than one tenant or landlord, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall insure to the benefit of any assignee, legal representative, trustee, receiver, legatee or other personal representative of Tenant unless the assignment to any such party has been approved by Landlord in writing. All Exhibits are integral to this Lease. Captions of sections and subsections are for convenience only and shall be deemed irrelevant in construing this Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the day and year first above written.

WITNESS:	ONE CLARK STREET NORTH ANDOVER LLC

By: ARIES CLARK STREET LLC, its Manager
By: ARIES PROPERTY COMPANY, LLC
Its Sole Member

	By:	/s/ Brian A. Gagne
	Name:	Brian A. Gagne
Its Manager, thereunto duly authorized

By:	/s/ Michael J. Sullivan
Name:	Michael J. Sullivan
Its:	CEO, thereunto duly authorized

GUARANTY OF LEASE

For value received, and in consideration for, and as an inducement to Landlord to enter into the foregoing Lease with Tenant, the undersigned (“Guarantor”) does unconditionally guaranty to Landlord the complete and due performance of each and every agreement, covenant, term and condition of the Lease to be performed by Tenant, including without limitation the full and punctual payment of all sums of money stated in the Lease to be payable by Tenant. The validity of this guaranty and the obligations of Guarantor shall not be terminated, affected, or impaired by reason of the granting by Landlord of any indulgences to Tenant. This guaranty shall remain and continue in full force and effect as to any renewal, amendment, modification, or extension of the Lease, whether or not Guarantor shall have received any notice of or consented to such renewal, amendment, modification or extension, consent or notice of and to Guarantor not being required in any event. The liability of Guarantor under this guaranty shall be primary, and in any right of action which shall accrue to Landlord under the Lease, Landlord may proceed against Guarantor and Tenant, jointly and severally, and may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant. Guarantor hereby waives notice of acceptance of this Guaranty by Landlord, notice of default by Tenant under the Lease, and all suretyship and guarantorship defenses generally. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of the Lease and/or this Guaranty or to exercise any right therein contained shall not be construed as a waiver or relinquishment or the failure of any such term, provisions, covenant, or rights, and the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease and/or this Guaranty shall not be deemed a waiver of such breach. Further Guarantor covenants and agree that it shall not be released from the obligations of this Guaranty, nor shall said obligations be diminished or otherwise affected (a) by the acceptance by Landlord of any security for the punctual and full payment of said rent or the punctual and full performance and observance of said Tenant obligations, or the release, surrender, substitution or modification of any security from time to time held by Landlord, or by any act or omission to act by Landlord with respect to any such security, or (b) by any other matter whatsoever whereby Guarantor would or might be released, it being the intent hereof that Guarantor shall at all times be and remain jointly and severally liable with Tenant to Landlord for the performance of all the terms, conditions and provisions in the Lease contained on the part of the Tenant to be performed. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant or any creditors’ receivership, bankruptcy, or other proceedings; (b) the impairment, limitation, or modification of the liability of Tenant, or the estate of the Tenant in bankruptcy, or any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of any bankruptcy or insolvency law, or other statute, or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or the transfer of the Lease or any interest therein by Tenant; (e) any disability or other defense of Tenant; or (e) the cessation from any cause whatsoever of the liability of Tenant. Guarantor further agrees to pay all costs, legal expenses and attorneys’ fees incurred or paid by Landlord in the enforcement of this Guaranty. Guarantor hereby agrees that if any of its obligations hereunder shall be held to be unenforceable, the remainder of this Guaranty and its application to all obligations other than those held unenforceable, shall not be affected thereby and shall remain in full force and effect. All of the terms and provisions of this Guaranty shall inure to the benefit of the successors and assigns of Landlord and shall be binding upon the successors and assigns of Guarantor. Guarantor agrees that guarantor shall not have and hereby waives, (i) any right to subrogation or indemnification, any other right to payment from or reimbursement by Tenant, in connection with or as a consequence of any payment made by Guarantor hereunder; (ii) any right to enforce any right or remedy which guarantor has or may hereafter have against; and (iii) any benefits of. and any right to participate in, (a) any collateral now or hereafter held by Tenant or any other Guarantor of Tenant and (b) any payment to Landlord by, or collection by Landlord from Tenant or any other Guarantor.

Notwithstanding anything herein to the contrary, at the end of the third full Lease Year after the Commencement Date, the Landlord will release the Guarantor from his personal liability under this Guaranty of Lease by notifying the Guarantor in writing if, after a review of the Tenant’s financial records by Landlord, which records the Tenant agrees to provide to the Landlord and Landlord’s lender(s) on a confidential basis in such detail as is reasonably requested by Landlord, the Tenant’s financial strength and profitability has not deteriorated and is equal to or better than the Tenant’s financial condition on the commencement date.

Dated as of 12/5, 2000	GUARANTOR:

/s/ Michael J. Sullivan
Michael J. Sullivan

EXHIBIT A

DEPICTION OF PREMISES

NOTES

mfg area
49,018 sq ft.
office
EXISTING PENTHOUSE ABOVE
LEASE SPACE 1
(PROPOSED)
6,000 SQ. FT.
LEASE SPACE 2
(PROPOSED)
6,000 SQ. FT.
LEASE SPACE 3
(PROPOSED)
6,000 SQ. FT.
LEASE SPACE 4
(PROPOSED)
LEASE SPACE 5
(PROPOSED)
LEASE SPACE 6
(PROPOSED)

42" MIN
4'-0" TOTAL RISE (TO BE VERIFIED)
MAX. 2" SPHERE - TYP.

PRE-CAST CONC

NORTH ANDOVER COMMERCE CENTER

REFERENCE FLOOR PLAN

1/32"=1'-0"

EXHIBIT B

SPECIFICATIONS FOR LANDLORD’S WORK

Project name	Comfort Foods Commerce Way Andover Ma 01810
Estimator	Tom Roy
Job size	49000 sq f
Duration	8 wk
Bid date	11/7/00
Audit	Dimensional
Report format	Sorted by 'Group phase/Phase' 'Detail' summary Print item notes

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 2
11/21/00 12:53 PM

Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
01000	***GENERAL CONDITIONS***								
01005	**Field Superintendent**								
7	Field Superintendent (Weekly)		8.00 week	Lab			8.00 week	1,050.00	8,400
				Oth		4.30000 week/mnth	1.86 mnth	375.00	698
	Field Superintendent 320.00 Labor hours								**9,098**
01050	**Project Manager**								
5	Project Manager (Hourly)		128.00 hour	Lab		1.00000	128.00 hour	30.00	3,840
				Oth		172.00000 hour/mnth	0.74 mnth	375.00	279
	Project Manager 128.00 Labor hours								**4,119**
01200	**Travel Expenses**								
2	Field Superintendent Mileage		3,800.00 mile	Oth			3,800.00 mile	0.22	836
6	Project Manager Mileage		1,175.00 mile	Oth			1,175.00 mile	0.22	259
8	General Personnel Mileage		1,450.00 mile	Oth			1,450.00 mile	0.22	319
	Travel Expenses								**1,414**
01250	**Misc. Office Expenses**								
5	Miscellaneous Office Expenses		2.00 mnth	Oth			2.00 mnth	75.00	150
	Misc. Office Expenses								**150**
01252	**Overnight Mail, USPS,Etc.**								
5	Overnight Mail, USPS		2.00 mnth	Oth			2.00 mnth	85.00	170
	Overnight Mail, USPS,Etc.								**170**
01310	**Temporary Water**								
25	Potable Water / Cooler Rental		2.00 mnth	Eqp			2.00 mnth	15.00	30
				Oth		12.00000 botl/mnth	24.00 botl	6.00	144
	Temporary Water 346.66 Equipment hours								**174**
01350	**Project Telephone Charges**								
5	Project Telephone Charges		2.00 mnth	Oth			2.00 mnth	425.00	850
	Project Telephone Charges								**850**
01360	**Portable Toilets**								
5	Portable Toilets		2.00 mnth	Oth			2.00 mnth	90.00	180
	Portable Toilets								**180**
	GENERAL CONDITIONS 448.00 Labor hours 346.66 Equipment hours								***16,154***
01700	***PROJ. MAINT./SEC./SAFETY***								
01701	**Daily Cleanup**								
5	Daily Cleanup		128.00 hour	Lab			128.00 hour	12.00	1,536
				Mat			128.00 hour	0.50	64

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 3
11/21/00 12:53 PM

Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
	Daily Cleanup 128.00 Labor hours								**1,600**
01705	**Waste Removal / Dumpsters**								
5	Dumpsters (Per 30 cy Load)		3.00 dump	Oth			3.00 dump	850.00	2,550
	Waste Removal / Dumpsters								**2,550**
01710	**Post Construction Cleanup**								
5	Post Construction Cleanup (sqft)		4,000.00 sqft	Sub			4,000.00 sqft	0.12	480
	Post Construction Cleanup								**480**
01715	**Punchlist**								
5	Punchlist		16.00 hour	Lab			16.00 hour	16.00	256
				Mat			16.00 hour	4.00	64
	Punchlist 16.00 Labor hours								**320**
01725	**First Aid Supplies**								
5	First Aid Supply Maintenance		2.00 mnth	Oth			2.00 mnth	50.00	100
	First Aid Supplies								**100**
01732	**Dust Partitions**								
5	Install / Maintain Dust Partitions		16.00 hour	Lab			16.00 hour	15.00	240
				Mat			16.00 hour	5.00	80
	Dust Partitions 16.00 Labor hours								**320**
	PROJ. MAINT./SEC./SAFETY 160.00 Labor hours								***5,370***
01800	***GENERAL TOOLS & EQUIP.***								
01801	**Tools & Equipment**								
5	General Tool & Equipment Costs		8.00 week	Eqp			8.00 week	150.00	1,200
	Tools & Equipment 320.00 Equipment hours								**1,200**
	GENERAL TOOLS & EQUIP. 320.00 Equipment hours								***1,200***
01950	***SELECTIVE DEMOLITION***								
01955	**Selective Demolition**								
10	Miscellaneous Selective Demolition		16.00 hour	Lab			16.00 hour	14.00	224
				Eqp			16.00 hour	4.00	64
----	Interior Slab Removal		1.00 ls	Lab			1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	2,850.00	2,850
----	Utility Trenching		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	900.000	900
----	Demo Related To Warehouse Electrical		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	2,500.000	2,500

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 4
11/21/00 12:53 PM

Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
	Selective Demolition								6,538
	16.00 Labor hours								
	16.00 Equipment hours								
01970	**Cutting & Patching**								
5	Miscellaneous Cutting & Patching		24.00 hour	Lab	0		24.00 hour	15.00	360
				Mat	0		24.00 hour	5.00	120
				Eqp	0		24.00 hour	2.00	48
	Cutting & Patching								**528**
	24.00 Labor hours								
	24.00 Equipment hours								
	SELECTIVE DEMOLITION								***7,066***
	40.00 Labor hours								
	40.00 Equipment hours								
03000	***CONCRETE***								
03050	**General Concrete Work**								
5	General Concrete Work	Slab Repair		Lab	0		ls		
				Mat	0		ls		
				Sub	0		ls		950
	General Concrete Work								**950**
	CONCRETE								***950***
06000	***WOODS & PLASTICS***								
06022	**Door & Window Blocking**								
5	Door & Window Blocking		350.00 lf	Lab	0	20.00000 lf/hour	17.50 hour	15.00	263
				Mat	0	0.75000 bdft/lf	262.50 bdft	0.60	158
	Door & Window Blocking								**420**
	17.50 Labor hours								
06024	**Misc. Blocking & Carp.**								
5	Misceallaneous Blocking		400.00 lf	Lab	0	15.00000 lf/hour	26.67 hour	15.00	400
				Mat	0	0.75000 bdft/lf	300.00 bdft	0.60	180
eb01	Electrical Panel Back Board		2.00 loc	Lab	0	1.50000 hour/loc	3.00 hour	16.00	48
				Mat	0	1.00000 sht/loc	2.00 sht	45.00	90
	Misc. Blocking & Carp.								**718**
	29.667 Labor hours								
06200	**Finish Carpentry**								
ls01	Finish Carpentry	Allowance	1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	6,000.000	6,000
	Finish Carpentry								**6,000**
	WOODS & PLASTICS								***7,138***
	47.167 Labor hours								
07000	***THERMAL / MOISTURE PROT.***								
07505	**General Roofing**

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 5
11/21/00 12:53 PM

Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
07505	**General Roofing**								
sub	General Roofing Subcontractor	Roof Penetrati	1.00 ls	Sub	0		1.00 ls	1,200.000	1,200
----	Warehouse Penetrations		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	950.00	950
	General Roofing								**2,150**
07920	**Caulking**								
kc05	Interior Caulking - KCCI Misc.		16.00 hour	Lab	0		16.00 hour	15.00	240
				Mat	0		16.00 hour	16.00	256
	Caulking								**496**
	16.00 Labor hours								
	THERMAL / MOISTURE PROT.								***2,646***
	16.00 Labor hours								
08000	***DOORS & WINDOWS***								
08050	**Doors, Frames & Hardware**								
i005	Install Doors, Frames & Hardware		20.00 leaf	Lab	0	4.50000 hour/leaf	90.00 hour	18.00	1,620
sup	Supply Doors, Frames & Finish Hardware		1.00 ls	Mat	0		1.00 ls	4,842.00	4,842
	Doors, Frames & Hardware								**6,462**
	90.00 Labor hours								
08360	**Overhead Doors**								
sub	Overhead Door Subcontractor	Includes Conci	1.00 ls	Sub	0		1.00 ls	9,000.000	9,000
	Overhead Doors								**9,000**
08800	**Glass & Glazing**								
sub	Glass & Glazing Subcontractor	Mirrors	1.00 ls	Mat	0		1.00 ls	400.000	400
				Sub	0		1.00 ls		
	Glass & Glazing								**400**
	DOORS & WINDOWS								***15,862***
	90.00 Labor hours								
09000	***FINISHES***								
09250	**Gypsum Wallboard**								
sub	Gypsum Wallboard Subcontractor		1.00 ls	Sub	0		1.00 ls	22,400.000	22,400
----	Dimison Walls		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	20,000.000	20,000
	Gypsum Wallboard								**42,400**
09540	**Suspended Ceiling Systems**								
sub	Suspended Ceiling Subcontractor		1.00 ls	Sub	0		1.00 ls	6,200.000	6,200
	Suspended Ceiling Systems								**6,200**
09650	**Resilient Flooring**								
sub	Resilient Flooring Subcontractor		1.00 ls	Sub	0		1.00 ls	3,262.00	3,262
----	Floor Sealer/Warehouse		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	12,150.00	12,150

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 6
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Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
09650	**Resilient Flooring**								
	Resilient Flooring								15,412
09680	**Carpeting**								
sub	Carpeting Subcontractor		1.00 ls	Sub	0		1.00 ls	4,620.00	4,620
	Carpeting								4,620
09900	**Painting**								
sub1	Painting Subcontractor		1.00 ls	Sub	0		1.00 ls	6,600.000	6,600
----	Paint Dimison Walls		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	1,000.000	1,000
	Painting								7,600
	FINISHES								***76,232***
10000	***SPECIALTIES***								
10160	**Toilet/Shower Partitions**								
inst	Install Toilet & Shower Partitions		6.00 loc	Lab	0	5.00000 hour/loc	30.00 hour	18.00	540
				Mat	0		6.00 loc	5.00	30
sup	Toilet & Shower Partition Supplier		1.00 ls	Mat	0		1.00 ls	2,745.00	2,745
	Toilet/Shower Partitions 30.00 Labor hours								3,315
10520	**Fire Exting. & Cabinets**								
in05	Install Fire Extinguisher Cabinets		4.00 loc	Lab	0	2.50000 hour/loc	10.00 hour	16.00	160
				Mat	0		4.00 loc	10.00	40
sup	Fire Extinguisher & Cabinet Supplier		1.00 ls	Mat	0		1.00 ls		
				Sub	0		1.00 ls	400.000	400
	Fire Exting. & Cabinets 10.00 Labor hours								600
10800	**Toilet & Bath Accessories**								
inst	Install Toilet & Bathroom Accessories		6.00 hour	Lab	0		6.00 hour	16.00	96
sup	Toilet & Bath Accessory Supplier		1.00 ls	Mat	0		1.00 ls	1,000.000	1,000
	Toilet & Bath Accessories 6.00 Labor hours								1,096
	SPECIALTIES 46.00 Labor hours								***5,011***
15000	***MECHANICAL SYSTEMS***								
15400	**Plumbing Systems**								
sub	Plumbing Subcontractor		1.00 ls	Sub	0		1.00 ls	19,300.000	19,300
----	Roaster Gas Piping		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	6,400.000	6,400
	Plumbing Systems								25,700
15500	**Fire Protection Systems**								
sub	Fire Protection System Subcontractor		1.00 ls	Sub	0		1.00 ls	6,200.000	6,200

Kelly Construction Co.

Page 7
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Estimate Details Report
Comfort Foods

Item	Description	Location	Takeoff Qty		W%	Conversion	Order Qty	Unit Price	Amount
15500	**Fire Protection Systems**								
	Fire Protection Systems								6,200
15600	**HVAC**								
sub	HVAC Subcontractor		1.00 ls	Sub	0		1.00 ls	24,726.00	24,726
	HVAC								24,726
	MECHANICAL SYSTEMS								***56,626***
16000	***ELECTRICAL SYSTEMS***								
16100	**Electrical - General Req.**								
sub	Electrical Subcontractor		1.00 ls	Sub	0		1.00 ls	39,982.00	39,982
—	Warehouse Services		1.00 ls	Lab	0		1.00 ls		
				Mat	0		1.00 ls		
				Sub	0		1.00 ls	52,957.00	52,957
	Electrical - General Req.								92,939
	ELECTRICAL SYSTEMS								***92,939***
20000	***PROFESSIONAL SERVICES***								
20100	**Reprographics**								
0005	Reprographic Costs		1.00 ls	Sub	0		1.00 ls	1,200.000	1,200
				Oth	0		1.00 ls		
	Reprographics								1,200
	PROFESSIONAL SERVICES								***1,200***
21000	***STATE/LOCAL REQUIREMENTS***								
21100	**Building Permit**								
bp01	General Building Permit		1.00 ls	Mat	0		1.00 ls	2,200.000	2,200
				Oth	0		1.00 ls		
	Building Permit								2,200
	STATE/LOCAL REQUIREMENTS								***2,200***

Kelly Construction Co.

Estimate Details Report
Comfort Foods

Page 8
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Estimate Totals

Labor	18,223		847.167	hrs	
Material	12,269				
Subcontract	252,227				
Equipment	1,342		706.660	hrs	
Other	6,534				
	290,595	290,595			
Insur. & Taxes on Direct Labor	10,022		55.000 %		C
Comp. Projects/Umb./Liab. Ins.	23		0.008 %		T
Overhead & Profit (%)	25,554		8.500 %		T
	Total	***326,194***	***6.657 /sq f***		

- LANDLORD COSTS: DEMISING WALLS: 25,896.00
- TENANT BUILD OUT COSTS: 300,298.00
- PROJECT MANAGEMENT FEE (RAM) 8,155.00

$334,349.00

— ALLOCATION:

LANDLORD'S PORTION: $26,530.00
TENANT'S PORTION: $307,819.00

EXHIBIT B-1

CONCEPTUAL FLOOR PLAN

LEASE SUBORDINATION, NON-DISTURBANCE
OF POSSESSION AND ATTORNMENT AGREEMENT

This Lease Subordination, Non-Disturbance of Possession and Attornment Agreement (hereinafter, the “Subordination, Non-Disturbance and Attornment Agreement” or “Agreement”) is made as of the 5th day of December, 2000, among Fleet National Bank, a national banking association, having a place of business at One Federal Street, Boston, Massachusetts 02110 (hereinafter, the “Lender”), One Clark Street North Andover LLC, a Massachusetts limited liability company with offices c/o Aries Property Company, LLC, 121 Middle Street, Portland, Maine 04101 (hereinafter, the “Landlord” or “Borrower”), and Comfort Foods. Inc., a Massachusetts corporation with a place of business at (hereinafter, the “Tenant”).

Introductory Provisions

A. Lender is relying on this Agreement as an inducement to Lender in making and maintaining a loan (hereinafter, the “Loan”) secured by, among other things, a Construction Mortgage and Security Agreement dated as of __________, 2000 (hereinafter, the “Mortgage”) given by Borrower covering property commonly known as and numbered One Clark Street, North Andover, Massachusetts (hereinafter, the “Property”). Lender is also the “Assignee” under a Collateral Assignment of Leases and Rents (hereinafter, the “Assignment”) dated as of ___________, 2000, from Borrower with respect to the Property.

B. Tenant is the tenant under that certain lease (hereinafter, the “Lease”) dated 12/06/2000, made with Landlord, covering certain premises (hereinafter, the “Premises”) at the Property as more particularly described in the Lease.

C. Lender requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that Lender’s rights under the Assignment be recognized.

D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Lender, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender shall rely hereon in making and maintaining the Loan, Lender, Landlord, and Tenant agree as follows:

1.	Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the lien of the mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

2.	Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Premises shall not be disturbed by Lender in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

1

3.	Attornment and Certificates. In the event Lender succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to Lender, or a purchaser upon any such foreclosure sale, and shall recognize Lender, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.	Limitations. If Lender exercises any of its rights under the Assignment or the Mortgage, or if Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that the Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Lender, or to such purchaser, have the same remedies against Lender, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Lender or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Lender or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Lender of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Lender, or such purchaser, in the Property, and Lender and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease, or (f) except for any assignment or sublet permitted under the Lease as to which Landlord’s consent is not required, bound by tiny assignment or sublet, made without Lender’s prior written consent; or (g) bound by or responsible for any security deposit not actually received by Lender; or (h) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (j) liable for consequential damages.

5	Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Lender or a subsequent purchaser.

2

6.	Notice and Right to Cure. Tenant agrees to provide Lender with a copy of each notice of default under the Lease or failure of Landlord to satisfy a condition precedent to Tenant’s obligations under the Lease, at the same time as Tenant provides Landlord with such notice, and that in the event of any default or failure by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default or failure is not curable by Lender (so long as the default does not interfere with Tenant’s use and occupation of the Premises), or (b) if the default or failure is curable by Lender, unless the default or failure remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord’s address, and to Lender at the address provided in Section 7 below; provided, however, that if any such default or failure is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Lender gives Tenant written notice within such thirty (30) day period of Lender’s election to undertake the cure of the default or failure and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Lender shall have no obligation to cure any default or failure under the Lease.

7.	Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Lender:

Fleet National Bank
One Federal Street
Boston, Massachusetts 02109
FAX Number: (617) 346-4670
Attention: Commercial Real Estate Loan Administration Manager

with copies by regular mail or such hand delivery or facsimile transmission to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
FAX Number: (617) 723-6831
Attention: Steven J. Weinstein, Esquire

To Landlord:

One Clarke Street North Andover LLC
C/o Aries Property Company, LLC
121 Middle Street. Suite 200
FAX Number: 207-774-0264
Attention: Brian Gagne

with copies by regular mail or such hand delivery or facsimile transmission to:

3

Bernstein, Shur, Sawyer & Nelson
100 Middle Street, PO Box 9729
Portland, ME 04104-029
FAX Number: 207-774-1127
Attention: Charlie Miller, Esq.

To Tenant:

Comfort Foods, Inc.
844 Woburn Street
Wilmington, MA 01887
FAX Number: 978-988-1228
Attention: Michael J. Sullivan, Chief Executive Officer

with a copy to:

Law Offices of John M. Cunningham, Esq
2 Kent Street
Concord, NH 03301

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

8.	Construction Obligations.

a.	The Tenant agrees that the Lender shall have no obligation to complete the construction obligations of the Landlord under the Lease, unless within thirty (30) days of the earlier of the Lender (i) giving notice to the Tenant of the Lender’s assumption of the Landlord’s obligations under the Lease or (ii) taking possession of, or acquiring title to, die Premises, the Lender elects in writing to complete such construction obligations.

9.	No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

10.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

11.	Payment of Rent To Lender. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Lender as part of the security for the obligations secured by the mortgage. In the event Lender notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Lender, or Lender’s designated agent, until otherwise notified in writing by Lender. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Lender following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of tent or other charges made by Tenant to Lender following receipt of such notice.

4

12.	No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Lender’s prior written consent in each instance.

13.	Option. With respect to any options for additional space provided to Tenant under the Lease, Lender agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Lender succeeds as Landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Lender takes possession of the Premises; provided, however, Lender shall not be responsible for any acts of any prior landlord under the lease, or the act of any tenant, subtenant or other party which prevents Lender from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Lender on account thereof.

14.	Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

15.	Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

17.	Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Lender and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LENDER:

FLEET NATIONAL BANK

BY:	/s/ Kristin A Clark
Name:	Kristin A Clark
Title:	Senior Vice President

Date executed by Lender: 1/8/01

TENANT:

COMFORT FOODS, INC

BY:	/s/ Michael Sullivan
Name:	Michael Sullivan
Title:	C.E.O

Date executed by Lender: 12/5/00

ATTEST:

Name:
Tittle:

5

COMMONWEALTH OF MASSACHUSETTS

                                      , ss.           , 20

Then personally appeared before me ______________, a Vice-President of Fleet National Bank and acknowledged the foregoing to be (his) (her) free act ant-deed and the free act and deed of said Fleet National Bank.

, Notary Public
My Commission Expires:

STATE OF

                                      , ss.              , 20

Then personally appeared the above-named ______________, ______________ of ______________ and acknowledged the foregoing to be his (her) free act and deed as the ______________ of ______________ and the free act and deed of said ______________.

, Notary Public
My Commission Expires:

6

One Clark Street North Andover LLC, as Landlord under the Lease, and Borrower under the Mortgage, the Loan Agreement and the other Loan Documents, agrees for itself and its successors and assigns that:

1.	The above agreement does not:

	a.	constitute a waiver by Lender of any of its rights under the Mortgage or any of the other Loan Documents; or

	b.	in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and Security Agreement and other Loan Documents;

2.	The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower;

3.	Tenant shall have the right to rely on any notice or request from Lender which directs Tenant to pay rent to Lender without any obligation to inquire as to whether or not a default exists and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for rent paid to Lender after Lender so notifies Tenant to make payment of rent to Lender; and

4.	The Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement in all respects.

Executed and delivered as a sealed instrument as of the 6th day of December, 2000.

BORROWER:	ONE CLARK STRET NORTH ANDOVER LLC

	BY:	/s/ Brian Gagne
	Name:	Brian Gagne
	Title:	Manager

Date executed by Borrower: 12/6/00

STATE OF

                                      , ss.                    , 20

Then personally appeared the above-named ______________, ______________ of ______________ and acknowledged the foregoing to be his (her) free act and deed as the ______________ of ______________ and the free act and deed of said ______________.

, Notary Public
My Commission Expires:

7